Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.
Tortola, British Virgin Islands

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-110236, 333-130738, 333-147790, 333-171314, and 333-199739) of Deswell Industries, Inc. and its subsidiaries (the “Company”) of our report dated July 29, 2025, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, People’s Republic of China
July 29, 2025